Quest Solution Reports Fourth Quarter and Full-Year Results

Pro Forma 2014 Revenue of $59.0 Million; Pro Forma EBITDA of $2.2 Million

Quest Solution, Inc. April 9, 2015 4:01 PM

HENDERSON, NV—(Marketwired - Apr 9, 2015) - Quest Solution, Inc., “The Company” (OTCQB: QUES), today announced financial results for the fourth quarter and year ended December 31, 2014.

Full-Year 2014 Highlights

●	Pro forma 2014 revenue of $59.0 million, combining the operations of Quest Solution and BCS, acquired November 2014.

●	Pro forma 2014 Adjusted EBITDA of $2.2 million.

●	Completed acquisition of Quest Marketing, Inc. in January 2014, for approximately $18.3 million in total consideration

●	Completed acquisition of Bar Code Specialties, Inc. in November 2014 for approximately $11 million in total consideration

Fourth Quarter and Full-Year 2014 Select Pro forma Financial Results

(In thousands, except share and per share data)

	For the Three Months Ended December 31, 2014	For the Twelve Months Ended December 31, 2014
Pro Forma Revenues	$14,898	$58,977
Pro Forma Gross profit	$1,455	$11,383
Gross profit margin	9.8%	19.3%
Pro Forma Net income	$1,504	$3,379
Adjusted Earnings per share - basic	$0.04	$0.10
Adjusted Earnings per share - diluted	$0.03	$0.07
Weighted average shares outstanding - basic	33,596,375	33,596,375
Weighted average shares outstanding - diluted	45,477,429	45,477,429
Adjusted Pro Forma EBITDA	$208	$2,249

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the financial tables included below for the Company’s GAAP financial statements and a reconciliation of GAAP results to Pro Forma Results and other Non-GAAP measures.

“The combination between Quest and Bar Code Specialties in late 2014 was a transformative achievement for us, creating a powerful organization with scale, a comprehensive offering, and a world-class customer base,” commented Kurt Thomet, President of Quest Solution, Inc. “We enter 2015 poised for accelerating growth, as we help an expanding base of customers improve their efficiency, productivity and profitability by effectively harnessing fixed, mobile, and cloud-based technology. The integration of this acquisition is progressing well, positioning Quest for broader market opportunities. As we progress throughout 2015 and begin to take full advantage of the synergies across the businesses, we expect both cost savings and additional revenue opportunities will drive both top-line growth and gross margin expansion over our 2014 pro forma results.”

“We start 2015 with a solid base of contracted revenue to deliver over the next 18 months, with most in 2015,” added Jason Griffith, CEO of Quest Solution, Inc. “In addition, we see growing demand for our comprehensive product offering and ample opportunities for cross-selling. I am excited about the potential for the next chapter of Quest Solution, Inc.”

Pro forma Fourth Quarter and Full-Year Financial Results

Revenue

On a pro forma basis, revenue for the three month period ended December 31, 2014 was $14.9 million. For the year ended December 31, 2014, pro forma revenue was $59.0 million.

Gross Margin

For the fourth quarter, the pro forma gross profit margin was 10% of pro forma revenue. The gross margin for the fourth quarter was lower due to personnel focused on integrating the BCS acquisition, rather than closing sales. The company has largely completed the integration and reallocated these resources, with margins expected to improve in future periods, returning to the 20-24% level. For the full year, the pro forma gross profit margin was 17.1% of pro forma revenue. For the year, the Company recorded approximately $1.3 million in non-cash expense in the cost of goods sold, related to an expense the Quest subsidiary booked as a private company that accrual based accounting required the Company to expense over the course of January through November, 2014. Excluding this non-recurring expense, gross margin for the full year of 2014 on a pro forma basis would have been 19.3%.

Net Income

For the fourth quarter, the pro forma net income was approximately $1.5 million. For the full year, the pro forma net income was $3.4 million. Pro forma net income excludes several non-recurring items including for the full year approximately $1.3 million in non-cash expense related to an expense the Quest subsidiary booked as a private company that accrual based accounting required the Company to expense, $800,000 in non-cash accounting interest on debt resulting from recent acquisitions, $336,000 of stock-based compensation expense and approximately $113,000 of non-cash write offs from the 2013 licenses related to a prior unrelated business of the company.

EBITDA

On a pro forma basis, the combined entity’s operating expenses during both quarters ended December 31, 2014 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options. Without the effect of these non-cash expenses, the pro forma Earnings Before Interest, Taxes and Depreciation and Amortization (“EBITDA”) for the year ended December 31, 2014 was approximately $2.2 million. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

Balance Sheet Summary

As of December 31, 2014, the Company had deferred tax assets of approximately $1.3 million which included net operating loss (“NOLs”) carryforwards for U.S. federal income tax purposes of $11.6 million, and are available to offset future taxable income, if any. The NOLs begin to expire in 2021. This deferred tax asset created a gain on the financial statements of the company.

In the Fourth Quarter 2014, the Company issued 1,319,079 restricted common stock shares to settle $609,250 of outstanding debt (at $0.46 per share) with certain officers of the Company.

Backlog

The Company’s backlog of signed, contracted orders at December 31, 2014 was $3.0 million. The backlog reflects orders expected to be delivered during the first two quarters of 2015.

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The recent BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the company.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Quest Solution, Inc.

Consolidated Statements of Earnings

	Year ended
	December 31,
	2014	2013
Revenues
Gross Sales	$37,559,554	$1,996
Less sales returns, discounts, & allowances	(249,581)	-
Oil revenues	-	2,073
Total Revenues	37,309,973	4,069

Cost of goods sold
Cost of goods sold	28,703,519	-
Cost of goods sold, related party	1,273,292	-
Total costs of good sold	29,976,811

Gross profit	7,333,162	4,069

Operating expenses
General and administrative	1,038,308	11,763
Salary and employee benefits	5,462,268	-
Depreciation and amortization	25,598	-
Lease operating expenses	317	366
Stock compensation	308,453	693,368
Professional fees	656,238	291,381
Total operating expenses	7,490,865	996,512

Income (loss) from operations	(157,703)	(992,443)

Other income (expenses):
Gain on debt settlement	184,351	133,593
Loss on license settlement	(93,578)	-
Loss on settlement	(18,995)	-
Interest expense	(871,971)	(278,700)
Other expenses	(82,020)	-
Other income	42,148	16,266
Total other income (expenses)	(840,065)	(128,841)

Net Income Before Income Taxes	(997,768)	(1,121,284)

(Provision) Benefit for Income Taxes
Deferred	1,299,417	-
Current	-	-

Net income (loss)	$301,649	$(1,121,284)

Net income (loss) per share - basic	$(0.01)	(0.04)
Net income (loss) per share - diluted	$(0.01)	(0.04)

Weighted average number of common shares outstanding - basic	33,596,375	26,396,051
Weighted average number of common shares outstanding - diluted	45,477,429	-

Quest Solution, Inc.

Consolidated Balance Sheets

	As of
	December 31,
	2014	2013
ASSETS
Current assets
Cash	$233,741	$13,302
Accounts receivable, net of allowances of $62,800 and $0, respectively	9,099,229	1,559
Inventory	606,231	-
Prepaids	191,498	76,032
Other current assets	377,060	101,995
Total current assets	10,507,759	192,888

Fixed assets, net of accumulated depreciation of $1,781,086 and $0, respectively	206,662	-
Deferred tax asset	1,299,417	-
Goodwill	14,101,306	-
Trade name	2,700,000	-
Intangibles, net	466,870	2,212,400
Customer relationships	4,390,000	-
Other assets	317,304	950
Total assets	$33,989,318	$2,406,238

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$7,406,146	$278,010
Accounts payable and accrued liabilities, related party	51,806	87,000
Line of credit	1,819,345	97,491
Advances, related party	50,000	32,442
Accrued payroll and sales tax	917,079	-
Current portion of note payable	310,000	20,000
Notes payable, related parties, current portion	4,201,650	25,000
Other current liabilities	845,327	-
Total current liabilities	15,601,353	539,943

Long term liabilities
Note payable, related party, net of debt discount	17,007,175	1,975,000
Deferred tax liability	29,783	-
Other long term liabilities	157,495	-
Total liabilities	32,795,806	2,514,943

Stockholders’ equity (deficit)
Preferred stock; $0.001 par value; 25,000,000 shares authorized 500,000 and 3,500,000 shares outstanding as of December 31, 2014 and December 31, 2013, respectively.	500	3,500
Common stock; $0.001 par value; 100,000,000 shares authorized; 35,029,495 and 34,935,416 shares outstanding of December 31, 2014 and December 31, 2013 respectively.	35,029	34,935
Unamortized stock-based compensation	-	(23,400)
Unissued shares	-	360
Additional paid-in capital	17,900,139	16,919,705
Accumulated (deficit)	(16,742,156)	(17,043,805)
Total stockholders’ equity (deficit)	1,193,512	(108,705)
Total liabilities and stockholders’ equity (deficit)	$33,989,318	$2,406,238

Quest Solution, Inc.

Unaudited

Reconciliation of GAAP Measures to Non-GAAP Measures

	GAAP full year	Pro-forma 4th Quarter
GAAP Earnings	$857,481	$922,724
Adjustments:
Non-cash related party CGS	1,273,292	231,508
OID on acquisition debt	800,000	266,667
Stock based comp	335,815	83,954
One time write offs prior business	112,573	-
Adjusted earnings	$3,379,161	$1,504,853
Add back:
+ Interest	106,079	14,235
+ tax benefit	(1,299,417)	(1,325,139)
+ depreciation	62,769	13,987
	$2,248,591	$207,935

●	Company Earnings

●	Pro forma

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